            As filed with the Securities and Exchange Commission on May 29, 2001
                                                   Registration No. 333-________
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                       FUSION MEDICAL TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                                             94-3177221
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                             34175 Ardenwood Blvd.
                               Fremont, CA 94555
                   (Address of principal executive offices)


                            1993 STOCK OPTION PLAN

                          (Full title of the Plans)


                                 Philip Sawyer
                     President and Chief Executive Officer
                       Fusion Medical Technologies, Inc.
                             34175 Ardenwood Blvd.
                               Fremont, CA 94555
                                (650) 903-4000
           (Name, address and telephone number of agent for service)

                                   Copy to:
                              David J. Saul, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300

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                               CALCULATION OF REGISTRATION FEE
===============================================================================================
              Title of                    Amount      Proposed     Proposed      Amount of
             Securities                    to be       Maximum      Maximum     Registration
          to be Registered              Registered    Offering     Aggregate        Fee
                                                        Price      Offering
                                                      Per Share      Price
1993 Stock Option Plan                    950,000(2)      $5.90  $5,605,000(3)     $1,401.25
Common Stock, $0.001 par value(1)
===============================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1993 Stock Option Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on June 15, 2000 increasing the number of shares for issuance thereunder from 2,640,492 to 3,590,492.

(3) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 23, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     We previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (SEC File Nos. 333-10043, 333-32143 and 333-87995). These Form S-8s were filed in connection with our 1993 Stock Option Plan. We are registering additional shares of our common stock pursuant to our 1993 Stock Option Plan. Accordingly, the content of our previously filed Form S-8s are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. We also incorporate by reference the most recent reports filed with the SEC as listed below:

     . Annual Report on Form 10-K405 for the fiscal year ended December 31, 2000, filed as of April 13, 2001;

     . Proxy Statement, filed as of April 30, 2001, in connection with the Annual Meeting of Stockholders to be held on June 14, 2001;

     . Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed as of May 15, 2001.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement.


Item 8.    Exhibits.
           ---------

Exhibit
Number                                        Document
-------        -----------------------------------------------------------------
  5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the
               legality of securities being registered.

 23.1          Consent of PricewaterhouseCoopers, L.L.P., Independent
               Accountants.

 23.2          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (see Exhibit
               5.1).

 24.1          Power of Attorney (see page II-3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on May 25, 2001.

                     FUSION MEDICAL TECHNOLOGIES, INC.

                     By:   /s/ PHILIP M. SAWYER
                           ------------------------------------------
                           Philip M. Sawyer
                           President, Chief Executive Officer,

                     By:   /s/ LARRY J. STRAUSS
                           ------------------------------------------
                           Larry J. Strauss
                           Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip M. Sawyer and Larry J. Strauss, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits and other documents, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                     TITLE                                 DATE
/s/ PHILIP M. SAWYER                          President, Chief Executive            May 25, 2001
-------------------------------------         Officer, and Director*
Philip M. Sawyer


/s/ LARRY J. STRAUSS                          Vice President, Finance and           May 25, 2001
-------------------------------------         Chief Financial Officer (Principal
Larry J. Strauss                              Financial and Accounting Officer)


/s/  GORDON W. RUSSELL                        Director*                             May 25, 2001
-------------------------------------
Gordon W. Russell


/s/ OLAV B. BERGHEIM                          Director*                             May 25, 2001
-------------------------------------
Olav B. Bergheim


/s/ VAUGH D. BRYSON                           Director*                             May 25, 2001
-------------------------------------
Vaughn D. Bryson


/s/ DOUGLAS E. KELLY                          Director*                             May 25, 2001
-------------------------------------
Douglas E. Kelly, M.D.


/s/ J. MICHAEL EGAN                           Director*                             May 25, 2001
-------------------------------------
J. Michael Egan


/s/ RONALD A. ELENBAAS                        Director*                             May 25, 2001
-------------------------------------
Ronald A. Elenbaas

* The employee benefit plan is subject to administration by the Board of Directors.

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


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                                   EXHIBITS

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                      Registration Statement on Form S-8

                       Fusion Medical Technologies, Inc.

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